Exhibit 99.2

EARNOUT AGREEMENT

THIS EARNOUT AGREEMENT (this “Agreement”) is entered into as of October 4, 2004, by and among Edgewater Technology – Ranzal, Inc., a Delaware corporation (“Buyer”), Ranzal and Associates, Inc., a New York corporation (the “Seller”), Robin Ranzal-Knowles (“Knowles”) and Theodore Ranzal (each such person is individually referred to as a “Stockholder” and such persons are collectively referred to as the “Stockholders”).

RECITALS

WHEREAS, pursuant to an Asset Purchase Agreement dated of even date herewith, by and among Buyer, the Seller and the Stockholders (the “Purchase Agreement”), Buyer is acquiring the Acquired Assets from the Seller, with the Seller receiving the Purchase Price as a consequence thereof; and

WHEREAS, Section 2.4 of the Purchase Agreement provides that any and all payments pursuant to this Agreement constitute and are considered a part of the Purchase Price; and

WHEREAS, Section 2.6 of the Purchase Agreement provides that it is a condition precedent to the obligation of the Seller and the Stockholders to consummate the transactions contemplated by the Purchase Agreement that Buyer shall have entered into one or more counterparts of this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto and in consideration of the premises, the representations, warranties, covenants and agreements contained herein and subject to the conditions contained herein, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms not otherwise defined in this Section 1 or otherwise in this Agreement shall have the meanings ascribed thereto in the Purchase Agreement.

“Buyer’s EBITDA” means the dollar amount equal to the sum of the Buyer’s earnings before interest, taxes, depreciation and amortization for the appropriate Earnout Period based on the Financial Statements for that period.

“Buyer’s Initial EBITDA” means the Buyer’s EBITDA during the Initial Earnout Period.

“Buyer’s Second EBITDA” means the sum of (i)Buyer’s EBITDA during the Second Earnout Period, and (ii) the Excess Initial EBITDA, if any.

“Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight eastern time.

“Cash Consideration” means the dollar amount equal to the Initial Earnout, the Second Earnout or the Third Earnout, as the case may be.

“Certificate” means the certificate to be delivered by Buyer reflecting the Earnout Consideration, the Cash Consideration, and the applicable calculations relating thereto.

“Determination Date” means the date that Buyer delivers the Financial Statements to the Seller; provided, however, that such date shall not be later than ninety (90) days following the end of the applicable Earnout Period.

“Earnout Consideration” means the Initial Earnout, the Second Earnout and the Third Earnout, as the case may be.

“Earnout Periods” means the Initial Earnout Period and the Second Earnout Period.

“Excess Initial EBITDA” means the amount, if any, by which Buyer’s Initial EBITDA is in excess of the Initial Earnout Maximum Threshold.

“Financial Statements” means Buyer income statements, which will be prepared by Buyer in accordance with GAAP.

“Initial Earnout” means the product of (i) the amount, if any, by which Buyer’s Initial EBITDA exceeds the Initial Earnout Minimum Threshold, multiplied by (ii) 3.46.  In no event shall the Initial Earnout exceed One Million ($1,000,000.00) Dollars.

“Initial Earnout Maximum Threshold” means Seven Hundred Eighty Nine Thousand ($789,000.00) Dollars.

“Initial Earnout Minimum Threshold” means Five Hundred Thousand ($500,000.00) Dollars.

“Initial Earnout Period”, means the period commencing on September 1, 2004, and continuing thereafter until February 28, 2005.

“Notice Form” has the meaning set forth in Section 3(a)(ii).

“Second Earnout” means the product of (i) the amount, if any, by which Buyer’s Second EBITDA exceeds the Second Earnout Minimum Threshold, multiplied by (ii)1.794.  In no event shall the Second Earnout exceed Two Million ($2,000,000.00) Dollars.

“Second Earnout Maximum Threshold” means Two Million One Hundred Fifteen Thousand ($2,115,000.00) Dollars.

“Second Earnout Minimum Threshold” means One Million ($1,000,000.00) Dollars.

“Second Earnout Period” means the period commencing on March 1, 2005 and ending February 28, 2006.

“Third Earnout” means the product of (i) 0.50 multiplied by (ii) the amount, if any, by which Buyer’s Second EBITDA exceeds the Second Earnout Maximum Threshold.

2.             Calculation of the Earnout Consideration.  Subject to the provisions set forth below, the Seller shall be eligible to receive the amount calculated as the Earnout Consideration, pursuant to and in accordance with the payment and review procedures in Section 3 below.

(i)            If Buyer’s Initial EBITDA is equal to or in excess of the Initial Earnout Minimum Threshold, the Seller shall be entitled to receive the Initial Earnout.

(ii)           If the Buyer’s Second EBITDA is in excess of the Second Earnout Minimum Threshold, the Seller shall be entitled to receive the Second Earnout.

(iii)          If the Buyer’s Second EBITDA is in excess of the Second Earnout Maximum Threshold, the Seller shall be entitled to receive the Third Earnout.

(iv)          For purposes of determining the Buyer’s Initial EBITDA, (i) fifty (50%) percent of any incremental payroll taxes incurred during fiscal year 2004 that otherwise would not have been incurred but for the consummation of the transaction contemplated by the Purchase Agreement shall be added back to the Buyer’s Initial EBITDA; provided, however, in no event shall such add back exceed Twenty Two Thousand Five Hundred ($22,500.00) Dollars in the aggregate, and (ii) appropriate adjustments shall be made to certain of Seller’s expenses for the period beginning on September 1, 2004 and ending on the Closing Date, as outlined in Exhibit A.

3.             Payment and Review Procedures.

(a)           Delivery of the Certificate and the Reviewed Financial Statements.  On the Determination Date, Buyer will deliver the following items to the Seller:

(i)            the Certificate;

(ii)           a notice form that will require the Seller to designate the bank account, address and other necessary information that will provide Buyer with necessary information to enable it to deliver the Cash Consideration (the “Notice Form”);

(iii)          a copy of the Financial Statements from which the calculations in the Certificate were derived; and/or

(iv)          a letter denoting that no payment is due with respect to the Earnout Consideration, if applicable.

(b)           Payment Without Objection.  If the Seller does not object to any of the calculations in the Certificate or the Financial Statements from which such calculations were derived in accordance with the objection procedures in subsection (c) below, then on or before the tenth (10th) Business Day following the receipt of the Notice Form, Buyer will promptly pay the Earnout Consideration by delivering to the Seller the Cash Consideration reflected in the Certificate.

(c)           Objection Procedures and Payment Thereafter.  If the Seller has any objection to the calculation of the Earnout Consideration in the Certificate or the Financial Statements from which such calculation was derived, then the Seller shall deliver a detailed statement describing such objections to Buyer within ten (10) Business Days after receiving the Certificate.  Buyer and the Seller will use reasonable efforts to resolve any such objections themselves.  If the parties do not obtain a final resolution within ten (10) Business Days after Buyer has received the statement of objections, then Buyer and the Seller will select an accounting firm mutually acceptable to them to resolve any remaining objections (the “Referee”).  If Buyer and the Stockholders are unable to agree on the choice of a Referee, they will select a nationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms) as the Referee.  The determination of any Referee so selected as to any objections of the Seller or Buyer will be set forth in writing and will be conclusive and binding upon the parties.  Within five (5) Business Days, Buyer will revise the Certificate as appropriate to reflect the resolution of any objections thereto pursuant to this Section 3(c) by the Referee.  Following resolution of the objection and on or before the tenth (10th) Business Day following receipt of the Notice Form, Buyer will promptly pay the Earnout Consideration by delivering the Cash Consideration as set forth in the Certificate.

(d)           Review of Materials.  Buyer will make the work papers and back-up materials used in preparing the Certificate available to the Seller and its accountants and other representatives at reasonable times and upon reasonable notice at any time during: (i) the review by the Seller of the Certificate; and (ii) the resolution by the parties of any objections thereto.

(e)           Income Statements.  During the Earnout Periods, Edgewater shall provide to the Seller and Stockholders access to its regularly prepared internal financial information, in accordance with Edgewater’s standard reporting policies with respect to its other operating businesses.

4.             Termination of Buyer’s Obligations and Responsibilities.  Notwithstanding any other provision of this Agreement, Buyer’s obligations, responsibilities, covenants, agreements and liabilities pursuant to this Agreement shall terminate on the earlier of either of the following situations:  (i) payment in accordance with Section 3(b) above; (ii) delivery of the letter by Buyer denoting that no payment is due with respect to the Earnout Consideration and no objection by the Seller pursuant to Section 3(c) above; or (iii) resolution of objections to the Certificate by the Referee in accordance with Section 3(c) above and delivery of the Earnout Consideration thereafter based upon the Referee’s findings and conclusions.

5.             Management of Buyer.  Knowles shall, during the Earnout Periods and while employed by Buyer, be entitled to manage the business of the Buyer, including, determining Buyer’s employee compensation increases and bonuses; provided, however, that such compensation increases and bonuses shall be consistent with the Seller’s prior business practices and the Buyer’s current business practices.  Notwithstanding the immediately preceding sentence, changes to Knowles’ personal compensation shall require the prior written consent of Buyer.

6.             Miscellaneous.

(a)           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the parties named herein and their respective successors and permitted assigns.

(b)           Entire Agreement.  This Agreement, together with the Purchase Agreement (and the Exhibits and Schedules thereto), and any certificates or other documents delivered thereunder, supersedes all prior agreements, understandings or representations by or among the parties hereto, written or oral, that may have related in any way to the subject matter thereof.

(c)           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(d)           Counterparts.  This Agreement may be executed in one or more counterparts (including execution by facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(e)           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f)            Notices.  Notices shall be delivered to the parties at the addresses set forth in Section of the Purchase Agreement.  All communications required or permitted hereunder shall be provided in accordance with and pursuant to Section of the Purchase Agreement.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.  No waiver by any party of any covenant or agreement hereunder shall be deemed to extend to any prior or subsequent default or breach of covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i)            Severability.  Any term of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j)            Expenses.  Buyer shall pay all costs and expenses incurred or to be incurred by them in negotiating and preparing this Agreement and carrying out the transactions contemplated thereby.  The Seller shall be solely responsible for and bear all of its own respective expenses, including without limitation, expenses of legal counsel, accountants, finders, financial advisors incurred at any time in connection with pursuing or consummating this Agreement and the transactions contemplated thereby.  Notwithstanding the foregoing, Buyer and the Seller will share the fees and expenses of the Referee equally.

(k)           Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean without limitation.  The parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If any party has breached any representation, warranty, or covenant contained herein in any respect, then the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(l)            Specific Performance.  Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provision hereof in any action instituted in any court of the United States or any sate thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EDGEWATER TECHNOLOGY – RANZAL, INC.

By:	/s/ Kevin R. Rhodes
Title:	Treasurer

RANZAL & ASSOCIATES, INC.

By:	/s/ Robin Ranzal-Knowles
Title:	President

THE STOCKHOLDERS:

/s/ Theodore Ranzal
Theodore Ranzal, Individually

/s/ Robin Ranzal-Knowles
Robin Ranzal-Knowles, Individually

Exhibit A

The following Seller expense line items will be adjusted for the period (the “Adjustment Period”) beginning on September 1, 2004 and ending on the Closing Date:

1.     Knowles’ compensation:  The amount of Knowles’ compensation expensed during the Adjustment Period in excess of an amount equal to $190,000 divided by the number of days in the Adjustment Period shall be deducted from Seller total expenses during the Adjustment Period.

2.     Theodore Ranzal’s compensation:  The amount of Theodore Ranzal’s compensation expensed during the Adjustment Period shall be deducted from Seller total expenses during the Adjustment Period.

3.     Shawn Knowles’ compensation:  The amount of Shawn Knowles’ compensation expensed during the Adjustment Period shall be deducted from Seller total expenses during the Adjustment Period.

4.     Payroll taxes and fringe benefits:  The amount of any payroll taxes and fringe benefits expensed during the Adjustment Period in excess of the amount of payroll taxes and fringe benefits that would have been expensed during the Adjustment Period had compensation expense been reduced in accordance with items 1-3 above shall be deducted from Seller total expenses during the Adjustment Period.  Note that any payroll tax expenses reduced in accordance with this item 4 shall not be duplicated in the potential incremental payroll tax expense add-back set forth in Section 2(iv).

5.     Knowles’ home office rent:  The amount of Knowles’ home office rent expensed during the Adjustment Period shall be deducted from Seller total expenses during the Adjustment Period.

6.     Knowles’ automobile lease:  The amount of Knowles’ automobile lease expensed during the Adjustment Period in excess of an amount equal to $6,000 divided by the number of days in the Adjustment Period shall be deducted from Seller total expenses during the Adjustment Period.

7.     Seller transaction legal fees:  The amount of Seller legal fees incurred in connection with the transaction with Buyer and expensed during the Adjustment Period shall be deducted from Seller total expenses during the Adjustment Period.